UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2018 (June 13, 2018)

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona		85017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 13, 2018, Grand Canyon Education, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of the Company’s common stock, par value of $0.01 per share, voted in person or by proxy at the Annual Meeting was 44,416,561, representing approximately 92% of the 48,220,519 shares that were outstanding and entitled to vote as of the record date. The following matters, which were described in the Company definitive Proxy Statement filed with the Securities and Exchange Commission on April 26, 2018, were voted upon at the Annual Meeting, and the number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each such matter is set forth below.

1)	The stockholders elected the nominees listed below as Directors of the Company, each to serve until the Company’s 2019 Annual Meeting of Stockholders or until his or her respective successor is elected and qualified or until his or her earlier resignation or removal.

Director	For	Against	Abstain	Broker Non Votes
Brian E. Mueller	42,057,156	696,358	48,191	1,614,856
Sara R. Dial	42,275,178	525,363	1,164	1,614,856
Jack A. Henry	42,657,891	140,853	2,961	1,614,856
Kevin F. Warren	42,601,788	198,481	1,436	1,614,856
David J. Johnson	42,589,467	209,327	2,911	1,614,856

2)	The stockholders approved, on an advisory basis, the compensation of our named executive officers.

	For	Against	Abstain	Broker Non Votes
Compensation of Officers	39,574,006	2,961,098	266,601	1,614,856

3)	The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

	For	Against	Abstain
Ratification of KPMG LLP	44,301,118	103,666	11,777

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: June 15, 2018	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)